TERM LOAN NOTE
$600,000.00                                                  May  1,  2003
FOR VALUE RECEIVED, the undersigned, Emeritus Corporation, a Washington corporation (the "Maker"), hereby promises to pay to the order of HR ACQUISITION I CORPORATION, a Maryland corporation, or assigns (the "Payee") at 3310 West End Avenue, Suite 400, Nashville, Tennessee 37203, the principal amount of Six Hundred Thousand and NO/100 Dollars ($600,000.00), or so much thereof that has from time to time been advanced, together with interest at a rate per annum equal to ten percent (10%). Interest payable under this Note shall be computed on the basis of a 365-day year and actual days elapsed. All past due principal shall bear interest from the date of maturing thereof at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate of interest permitted from time to time by applicable law.
As of the date hereof, this Note is secured by Leasehold Deeds of Trust and Leasehold Mortgages (individually and collectively, the "Mortgage"), of even date herewith, upon certain real estate and improvements located in Pennsylvania, Virginia, Ohio and North Carolina.
This Note will be paid in monthly installments of interest only, commencing on June 1, 2003 and continuing thereafter on the 1st day of each succeeding month thereafter with the final installment to be made on April 1, 2013, at which time this Note shall mature and all unpaid principal and interest hereunder shall be due and payable in full. Upon the purchase of any or all of the Facilities leased under that certain Lease by and between Maker and Payee dated May 1, 2003, Maker shall prepay the Note on a prorata basis (based on the ratio of the number of Facilities being purchased by Maker to the total number of Facilities then being leased by Maker) if Maker purchases some, but not all, of the Facilities then being leased by Maker and shall prepay the Note in full if Maker purchases all of the Facilities then being leased by Maker.
Except as otherwise expressly provided herein, each maker, surety, endorser, and guarantor of this Note hereby severally waives demand and presentation for payment, notice of non-payment, protest and notice of protest, and the diligence of bringing suit against any party hereto and consents that time of payment may be extended from time to time without notice thereof to each maker, surety, endorser or guarantor.
All amounts payable hereunder by the Maker shall be payable to the Payee at the address set forth above or at such other place as the Payee or the holder hereof may, from time to time, indicate in writing to the Maker, and shall be made by the Maker in lawful money of the United States by check or in cash at such place of payment.
If any payment required to be made hereunder becomes due and payable on a non-business day, the maturity thereof shall extend to the next business day and interest shall be payable at the rate applicable thereto during such extension. The term "business day" shall mean a calendar day excluding Saturdays, Sundays or other days on which banks in the State of Tennessee are required or authorized to remain closed.
If this Note is placed in the hands of an attorney for collection, Maker agrees to pay reasonable attorneys' fees and costs and expenses of collection, including but not limited to court costs.
Upon the failure of prompt and timely payment when due of any installment of principal or interest under this Note, such failure continuing for thirty (30) calendar days after notice thereof from Payee to Maker, then the Payee, at its option, may declare the entire unpaid balance of principal and accrued interest hereunder to be immediately due and payable. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.
This Note shall be governed by and construed in accordance with the laws of the State of Washington and applicable laws of the United States. MAKER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN
DAVIDSON COUNTY, TENNESSEE AND IRREVOCABLY AGREES THAT, SUBJECT TO PAYEE'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. MAKER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. MAKER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON MAKER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO MAKER, AT THE ADDRESS SET FORTH IN THIS NOTE AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
TO THE EXTENT PERMITTED BY LAW, MAKER, AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER AND BY PAYEE, AND MAKER ACKNOWLEDGES THAT NEITHER PAYEE NOR ANY PERSON ACTING ON BEHALF OF PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.
In no contingency or event whatsoever shall the amount paid or agreed to be paid by Maker, received by Payee, or requested or demanded to be paid by Maker exceed the maximum amount permitted by applicable law. In the event any such sums paid to Payee by Maker would exceed the maximum amount permitted by applicable law, Payee shall automatically apply such excess to the unpaid principal amount of this Note or, if the amount of such excess exceeds the unpaid principal amount of this Note, such excess automatically shall be applied by Payee to the unpaid principal amount of other indebtedness, if any, owed by Maker to Payee, or if there be no such other indebtedness, such excess shall be paid to Maker. All sums paid or agreed to be paid by Maker, received by Payee, or requested or demanded to be paid by Maker which are or hereafter may be construed to be, or in respect of, compensation for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all indebtedness of Maker to Payee, to the end that the actual rate of interest hereon shall never exceed the maximum rate of interest permitted from time to time by applicable law.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW. The privilege is reserved and given to make payments on the principal of this Note on the due date of any installment prior to maturity without the payment of a penalty or premium, provided that not less than twenty (20) days' prior written notice of intent to prepay is given to the Holder hereof. Any partial prepayment of principal shall, however, not have the effect of suspending or deferring the monthly principal payments herein provided for but the same shall continue to be due and payable on each due date subsequent to any such partial prepayment of the principal, and shall operate to effect full payment of the principal at an early date.
ENTERED INTO AT Seattle, Washington on the day and year first above written. Emeritus Corporation


By:     /s/  Raymond  R.  Brandstrom
        ----------------------------
     Raymond  R.  Brandstrom
     -----------------------
Its:     Chief  Financial  Officer
         -------------------------